UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street Suite 400
San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 6, 2026, Jaguar Health, Inc. (the “Company”) received a decision letter from the Nasdaq Hearings Panel (“Panel”) granting the Company’s request for an extension to demonstrate compliance with the Listing Rules of The Nasdaq Stock Market (“Nasdaq”).

As previously disclosed, on May 1, 2026, the Company received a written notification from the staff of the Listing Qualifications Department (the “Staff”) of Nasdaq notifying the Company that the Company did not comply with the minimum 500,000 Publicly Held Shares requirement for continued inclusion set forth in Nasdaq Listing Rule 5550(a)(4) (the “Publicly Held Shares Requirement”). In addition, Staff noted that under Nasdaq Listing Rule 5810(c)(3)(A), the Company would remain non-compliant with both the minimum $1.00 bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) and the Publicly Held Shares Requirement until the failure to meet the Publicly Held Shares Requirement is cured and, thereafter, the Company evidences a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days, unless Staff exercises its discretion to extend the 10-day period as discussed in Nasdaq Listing Rule 5810(c)(3)(H).

Following the exercise by certain third-party investors of existing pre-funded warrants to purchase Common Stock on May 4, 2026, the Company regained compliance with the Publicly Held Shares Requirement.

In its letter, the Panel stated that the Company’s non-compliance with Listing Rule 5550(a)(4) reset the clock for the Company to regain compliance with the Bid Price Rule. Based upon the Company’s representations, the Panel was willing to grant an additional one-day extension to the Company’s deadline to demonstrate compliance with the Bid Price Rule by evidencing a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days, from May 15, 2026 to May 18, 2026.

The Company is diligently working to timely satisfy the terms of the Panel’s decision; however, there can be no assurance that the Company will be able to do so. In the event that the Company is unable to meet the terms of the Panel’s decision, the Company will be subject to delisting from Nasdaq.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the Company’s intent to timely satisfy the terms of the Panel’s decision and ability to regain compliance with the Bird Price Rule. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including the information discussed under the captions “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: May 7, 2026	By:	/s/ Lisa A. Conte
Lisa A. Conte Chief Executive Officer & President